PILLSBURY WINTHROP SHAW PITTMAN LLP
P.O. Box 2824
San Francisco, CA 94126

November 26, 2014

Performant Financial Corporation
333 North Canyons Parkway
Livermore, CA 94551

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We are acting as counsel for Performant Financial Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S‑3 relating to the registration under the Securities Act of 1933 (the “Act”) of (a) the following securities of the Company having an aggregate initial public offering price of up to $175,000,000: (i) shares (the “Company Shares”) of common stock, $0.0001 par value per share (“Common Stock”), (ii) shares of preferred stock, $0.0001 par value per share (“Preferred Stock”), in one or more series, (iii) depositary shares evidenced by depositary receipts, each representing fractional interests in Preferred Stock (“Depositary Shares”), (iv) senior or subordinated debt securities (“Debt Securities”), (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or any combination thereof (“Warrants”), and (vi) stock purchase rights (“Rights”) to purchase Common Stock or Preferred Stock and (b) 13,536,184 shares of Common Stock to be offered and sold by certain stockholders of the Company (the “Selling Stockholder Shares”). The Company Shares, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Rights are collectively referred to herein as the “Securities.” The Securities shall include any additional amounts of such Securities the offer and sale of which are registered pursuant to a registration statement filed pursuant to Rule 462(b) under the Act in connection with one or more offerings contemplated by such Registration Statement. Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement.”
The Debt Securities will be issued under an Indenture in substantially the form of Exhibit 4.1 to the Registration Statement (the “Indenture”) to be entered into between the Company and a trustee to be identified in the Indenture (the “Trustee”).
We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for this opinion. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and

Performant Financial Corporation
November 26, 2014

including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.
On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that

1.
With respect to the Company Shares, when the Board of Directors of the Company or a duly authorized committee of such Board (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of the offering of shares of the Company Shares and related matters and when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such Company Shares (including any Company Shares duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, validly issued, fully paid and nonassessable.

2.
With respect to the Preferred Stock, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a certificate of designations conforming to the General Corporation Law of the State of Delaware regarding such series of Preferred Stock with the Secretary of State of the State of Delaware, and when shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of such series of Preferred Stock (including any shares of such series of Preferred Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

3.
With respect to any of the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the series of Preferred Stock to be issued in connection therewith, the offering of such Depositary Shares in such series of Preferred Stock, and related matters, including the filing of a certificate of designations conforming to the General Corporation Law of the State of Delaware regarding the Preferred Stock with the Secretary of State of the State of Delaware, (b) a deposit agreement has been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (a “Deposit Agreement”), which Deposit Agreement establishes the terms of the Depositary Shares and their issuance and sale, (c) the shares of such series of Preferred Stock have been deposited with such depositary in accordance with such Deposit Agreement, (d) such shares of such series of Preferred Stock have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Board action, and (e) receipts (“Receipts”) evidencing Depositary Shares are duly issued against the deposit of such series of Preferred Stock in accordance with such Deposit Agreement, such Depositary Shares will be duly

Performant Financial Corporation
November 26, 2014

authorized, validly issued, fully paid and nonassessable and such Receipts will be duly authorized and validly issued and entitle the holders thereof to the rights specified in such Deposit Agreement.

4.
With respect to any of the Debt Securities, when (a) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture, and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.
With respect to any of the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a warrant agent (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of such Warrant Agreement, and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Warrant Agreement, such Warrants will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.
With respect to any of the Rights, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a rights holder (a “Rights Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Rights, the terms of the offering of such Rights, and related matters, (c) such Rights have been duly executed and authenticated in accordance with the terms of such Rights Agreement, and (d) such Rights have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Rights Agreement, such Rights will constitute the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	The Selling Stockholder Shares have been duly authorized and validly issued and are fully paid and nonassessable.
Our opinions set forth above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting and relating to the rights of creditors generally, (b) general

Performant Financial Corporation
November 26, 2014

equitable principles and (c) requirements of reasonableness, good faith, fair dealing and materiality and the discretion of the court before which any proceeding therefor may be brought.
In connection with the opinions expressed above, we have assumed that at or prior to the time of the delivery of any of the Securities (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective under the Act and a Prospectus Supplement relating to the offer and sale of such Securities to the Prospectus forming a part of the Registration Statement will have been prepared and filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act, (b) in the case of the issuance of the Company Shares or the Preferred Stock, the Company will have a sufficient number of authorized but unissued shares thereof under the Certificate of Incorporation of the Company at the time of such issuance, (c) the Board shall not have rescinded or otherwise modified the authorization of such Securities, and (d) neither the establishment of any terms of such Securities after the date hereof nor the issuance and delivery of, or the performance of the Company’s obligations under, such Securities will require any authorization, consent, approval or license of or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of their respective properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of their respective properties or (iv) any applicable law (other than the General Corporation Law of the State of Delaware and the law of the State of New York in each case as in effect on the date hereof).
The opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware and the law of the State of New York, in each case as in effect on the date hereof.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Pillsbury Winthrop Shaw Pittman LLP

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